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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                             WFN CREDIT COMPANY, LLC


1.)      The name of the limited liability company (the "LLC") is:
                                                         ---

                             WFN Credit Company, LLC

2.) The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the LLC at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 30th day of April, 2001.


                                /s/ Michael J. Perlowski
                                -----------------------------------------------
                                Michael J. Perlowski
                                Authorized Person